Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NPS Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-79622, 333-17521, 333-94269, 333-124821, 333-126817 and 333-126823) on Form S-8 and (Nos. 333-41758, 333-106770, 333-108612, 333-117219, 333-127756, 333-131273 and 333-146235) on Form S-3 of NPS Pharmaceuticals, Inc. of our report dated March 14, 2008, except for Note 2, as to which the date is May 19, 2008, with respect to the consolidated balance sheets of NPS Pharmaceuticals, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' deficit and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2007, and our report dated March 14, 2008, except for the fifth paragraph of Management's Report on Internal Control over Financial Reporting (As Restated), as to which the date is May 19, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K/A of NPS Pharmaceuticals, Inc.

Our report dated March 14, 2008, except for the fifth paragraph of Management's Report on Internal Control over Financial Reporting (As Restated), as to which the date is May 19, 2008, on the effectiveness of internal control over financial reporting as of December 31, 2007, expresses our opinion that NPS Pharmaceuticals, Inc. did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of material weaknesses on the achievement of objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its assessment at December 31, 2007, material weaknesses related to an ineffective control environment, financial reporting risk assessment process, supervisory and monitoring activities, and policies and procedures with respect to share-based compensation, accrued liabilities, and interest expense.

Our report on the consolidated financial statements refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," in 2006. Also as discussed in Note 2, the Company's 2007 consolidated financial statements have been restated.

/s/ KPMG LLP

Princeton, New Jersey
May 19, 2008